UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

HAPC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Madison Avenue

New York, New York 10017

(Address of Principal Executive Offices)(Zip Code)

(212) 418-5070

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 13, 2006, the management of HAPC, INC. (the “Company”), after discussion with the Company’s’ Audit Committee, determined that it was necessary for the Company to restate (i) the Company’s audited balance sheet as of April 18, 2006 and related statements of operations, stockholders equity (deficit) and cash flows for the periods from January 1, 2006 to April 18, 2006, and from August 15, 2005 (inception) to April 18, 2006 filed with the Company’s Current Report on Form 8-K on April 26, 2006 and (ii) the Company’s unaudited interim financial statements for the six months ended June 30, 2006 filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

The changes to be made to the aforementioned financial statements will include the following revisions with respect to the Company’s balance sheets as of April 18, 2006 and June 30, 2006:

(i) the inclusion, as mezzanine equity, of the conversion rights exercisable by 19.99% of the holders of the Company’s common stock issued in the Company’s initial public offering (the “IPO”) who may vote against a proposed business combination to be consummated by the Company and elect to exchange their shares of common stock for cash equal to a pro rata portion of the proceeds held in the trust account, including interest, in which a substantial portion of the net proceeds of the IPO have been deposited; and

(ii) the inclusion of an additional line item to delineate the cash held in the trust account which is reserved for distribution to the Company’s stockholders and the cash held outside of the trust account which the Company may use for its general working capital purposes.

These changes had no effect on net income reported.

As a result of these changes, the Company’s previously issued audited balance sheet as of April 18, 2006 and related statements of operations, stockholders equity (deficit) and cash flows for the periods from January 1, 2006 to April 18, 2006, and from August 15, 2005 (inception) to April 18, 2006 and the Company’s unaudited interim financial statements for the six months ended June 30, 2006 should no longer be relied upon.

The determination to restate the Company’s financial statements for the aforementioned periods was reached by the Company’s management, in consultation with the Audit Committee, during the preparation and review of the financial statements and information for the fiscal quarter ended September 30, 2006.

The Company’s management, with the concurrence of its former independent auditor, is in the process of restating its audited balance sheet as of April 18, 2006 and related statements of operations, stockholders equity (deficit) and cash flows for the periods from January 1, 2006 to April 18, 2006, and from August 15, 2005 (inception) to April 18, 2006 and the Company’s unaudited interim financial statements for the six months ended June 30, 2006.

The Company will file (i) an amendment to its Form 8-K previously filed on April 26, 2006 with a restated audited balance sheet as of April 18, 2006 and related statements of operations, stockholders equity (deficit) and cash flows for the periods from January 1, 2006 to April 18, 2006, and from August 15, 2005 (inception) to April 18, 2006 and (ii) an amendment to its Form 10-Q for the quarter ended June 30, 2006 with restated unaudited interim financial statements for the six months ended June 30, 2006 as soon as possible.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAPC, INC.

By:	/s/ Erin Enright
	Name:	Erin Enright
	Title:	Chief Financial Officer

Dated: November 14, 2006